EXHIBIT 99.1


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                  NEWS BULLETIN         CHANDLER (U.S.A.), INC.
                      FROM:             RE:  CHANDLER (U.S.A.), INC.
                                        1010 MANVEL AVENUE
 MARKETWIRE                             CHANDLER, OK  74834
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                                        SENIOR DEBENTURES
                                        LISTED ON NYSE AMEX: CUS.A14
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FOR FURTHER INFORMATION:

      CHANDLER (U.S.A.), Inc.
      R. Patrick Gilmore
      General Counsel
      405/258-4262

FOR IMMEDIATE RELEASE
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MONDAY, MARCH 7, 2011
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                   CHANDLER (U.S.A.), INC. ANNOUNCES REDEMPTION
                                   OF SENIOR DEBT

Chandler (U.S.A.), Inc. announced today that it has elected to exercise its right to redeem all of its outstanding 8.75% Senior Debentures due 2014 (the "Debentures"). The Debentures are listed on the NYSE AMEX under the symbol CUS.A14. Notice of this action is being given to The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture pursuant to which the Debentures were issued, and to the holders of the Debentures.

The redemption date for the Debentures will be April 26, 2011 (the "Debenture Redemption Date"). The redemption price on the Debenture Redemption Date will be $1,000.00 for each $1,000.00 principal amount of Debentures plus all accrued and unpaid interest thereon to the Debenture Redemption Date. The redemption price for the Debentures will be payable in cash upon presentation and surrender of the Debentures called for redemption at the corporate trust office of the Trustee, who is also serving as Redemption Agent, at 601
Travis, 16th Floor, Houston, Texas, 77002 (Tel. 713/483-6649), attention:
Kash Asghar. The principal amount of the Debentures currently outstanding is $6,979,000.00.

Chandler (U.S.A.), Inc. is a privately held company in Chandler, Oklahoma, engaged in insurance related businesses and whose subsidiaries include Chandler Insurance Managers, Inc. and National American Insurance Company.

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